EXHIBIT 12

                            GENERAL ELECTRIC COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES


(DOLLARS IN MILLIONS)                                       SIX MONTHS ENDED
                                                              JUNE 30, 1998
                                                            ----------------
GE EXCEPT GECS
Earnings (a)                                                      $ 5,843
Less:    Equity in undistributed earnings of General Electric
         Capital Services, Inc. (b)                                  (935)
Plus:    Interest and other financial
         charges included in expense                                  411
         One-third of rental expense  (c)                              89
                                                                  -------
Adjusted "earnings"                                               $ 5,408
                                                                  =======
Fixed Charges:
         Interest and other financial charges                       $ 411
         Interest capitalized                                          18
         One-third of rental expense (c)                               89
                                                                  -------
Total fixed charges                                                 $ 518
                                                                  =======
Ratio of earnings to fixed charges                                  10.44
                                                                  =======
GENERAL ELECTRIC COMPANY AND CONSOLIDATED AFFILIATES

Earnings (a)                                                      $ 6,566
Plus:    Interest and other financial charges
         included in expense                                        4,607
         One-third of rental expense   (c)                            223
                                                                  -------
Adjusted "earnings"                                              $ 11,396
                                                                 ========
Fixed Charges:
         Interest and other financial charges                     $ 4,607
         Interest capitalized                                          58
         One-third of rental expense  (c)                             223
                                                                  -------
Total fixed charges                                               $ 4,888
                                                                  =======

Ratio of earnings to fixed charges                                   2.33
                                                                  =======


(a)  Earnings before income taxes and minority interest.
(b)  Earnings after income taxes, net of dividends.
(c)  Considered to be representative of interest factor in rental expense.